UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant To Section 13 or 15 (d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) — June 18, 2008

SPSS INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction)	000-22194 (Commission File Number)	36-2815480 (I.R.S. Employer of Incorporation Identification No.)
SPSS Inc.
233 South Wacker Drive
Chicago Illinois 60606
(Address of principal executive offices)
Registrant’s telephone number, including area code: (312) 651-3000
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On June 4, 2008, the Board of Directors (the “Board of Directors”) of SPSS Inc. (the “Company”) declared a dividend distribution of one Right for each outstanding share of common stock, $0.01 par value (the “Common Stock”), of the Company to shareholders of record at the close of business on June 18, 2008 (the “Record Date”). Except as described below, each Right, when exercisable, entitles the registered holder to purchase from the Company one one-half of a share of Common Stock, par value $0.01 per share (the “Common Stock”), at a price of $175.00 per one one-half of a share (the “Purchase Price”), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the “Rights Agreement”) between the Company, Computershare Trust Company, N.A. as Rights Agent and Computershare Investor Services L.L.C., as Transfer Agent. These Rights replace the rights to purchase one share of Common Stock at the price of $175 per share that attached to each share of Common Stock pursuant to the Amended and Restated Rights Agreement dated as of August 31, 2004 between the Company and Computershare Investor Services, L.L.C., which will expire in accordance with its terms on June 18, 2008, the date designated as the Final Expiration Date in such agreement.
     Initially, the Rights will be attached to all Common Stock certificates representing shares then outstanding, and no separate Right certificates will be distributed. Until the earlier to occur of (i) 10 days following a public announcement that a person or group of affiliated or associated persons (an “Acquiring Person”) has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding shares of Common Stock (the “Stock Acquisition Date”) or (ii) 10 business days (or such later date as may be determined by action of the Board of Directors prior to the time that any person becomes an Acquiring Person) following the commencement of a tender or exchange offer (other than certain offers exempted by the Company’s Board of Directors as described below) if, upon consummation thereof, such person or group would be the beneficial owner of 15% or more of such outstanding shares of Common Stock (the earlier of such dates being called the “Distribution Date”), the Rights will be evidenced by the Common Stock certificates and not by separate certificates.
     The Rights Agreement also provides that, until the Distribution Date, the Rights will be transferred with and only with the Common Stock. Until the Distribution Date (or earlier redemption, expiration or termination of the Rights), the transfer of any certificates for Common Stock, with or without a copy of this Summary of Shareholder Rights Plan, will also constitute the transfer of the Rights associated with the Common Stock represented by such certificates. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights (“Right Certificates”) will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and, thereafter, such separate Right Certificates alone will evidence the Rights. Any Common Shares issued after the Distribution Date will generally be accompanied by Right Certificates only if such Common Shares are issued pursuant to the exercise of options or under any employee plan or arrangement or upon the exercise, conversion or exchange of other securities issued by the Company, or in other circumstances where the issuance of accompanying Right Certificates is deemed necessary or appropriate by the Board of Directors.

     The Rights are not exercisable until the Distribution Date and will expire at the earliest of (i) June 18, 2018 (the “Final Expiration Date”), (ii) upon redemption by the Company as described below or (iii) upon exchange of all Rights for Common Stock as described below.
     In the event that any person (other than the Company, its subsidiaries and employee benefit plans) becomes the beneficial owner of 15% or more of the then outstanding shares of Common Stock, each holder of a Right will thereafter have the right to receive, upon exercise at the then current exercise price of the Right, Common Stock (or, in certain circumstances, cash, property or other securities of the Company) having a value equal to two times the exercise price of the Right.
     In the event that, at any time following the Stock Acquisition Date, the Company is acquired in a merger or other business combination transaction or 50% or more of the Company’s assets or earning power are sold, proper provision will be made so that each holder of a Right will thereafter have the right to receive, upon exercise at the then current exercise price of the Right, common stock of the acquiring or surviving company having a value equal to two times the exercise price of the Right.
     Notwithstanding the foregoing, following the occurrence of any of the events set forth in the preceding two paragraphs (the “Triggering Events”), any Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person will immediately become null and void.
     The Rights Agreement permits the Board of Directors to exempt an offer from falling within the definition of “Triggering Event” if it is an exchange or tender offer for all outstanding shares of Common Stock at a price and on terms that, prior to the offeror becoming an Acquiring Person, are determined by a majority of independent directors, advised by an investment banking firm, to be (a) at a price and on terms that are fair and not inadequate and (b) otherwise in the best interests of the Company and its stockholders.
     The Purchase Price payable, and the number of shares of Common Stock or other securities or property issuable, upon exercise of the Rights, are subject to adjustment from time to time to prevent dilution, among other circumstances, in the event of a stock dividend on, or a subdivision, split, combination, consolidation or reclassification of the Common Stock, or a reverse split of the outstanding shares of the Common Stock.
     At any time after the acquisition by a person or group of affiliated or associated persons of beneficial ownership of 15% or more of the outstanding Common Stock and prior to the acquisition by such person or group of 50% or more of the outstanding Common Stock, the Board of Directors may exchange the Rights (other than Rights owned by such person or group, which have become void), in whole or in part, at an exchange ratio of one share of Common Stock per Right (subject to adjustment).
     With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in the Purchase Price. The Company will not be required to issue fractional shares of Common Stock (other than fractions in multiples of one one-half of a share of Common Stock) and, in lieu thereof, an adjustment in cash may be made based on the market price of the Common Stock on the last trading date prior to the date of exercise.

     At any time after the date of the Rights Agreement until the earlier of ten days following the time that a person becomes an Acquiring Person or the Final Expiration Date, the Board of Directors may redeem the Rights in whole, but not in part, at a price of $0.01 per Right (the “Redemption Price”), which may (at the option of the Company) be paid in cash, shares of Common Stock or other consideration deemed appropriate by the Board of Directors. Upon the effectiveness of any action of the Board of Directors ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.
     Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends.
     The provisions of the Rights Agreement may be amended by the Company, except that any amendment adopted more than ten days after the time that a person becomes an Acquiring Person may not adversely affect the interests of holders of Rights.
     As of the Record Date it is expected that there will be approximately 18 million shares of Common Stock outstanding, 4 million shares of Common Stock reserved for issuance under employee benefit plans and 3.2 million shares reserved for issuance upon conversion of outstanding convertible notes. Each outstanding share of Common Stock on the Record Date will receive one Right. Therefore, approximately 12.6 million shares of Common Stock will be initially reserved for issuance in the event of exercise of the Rights.
     The Rights have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire the Company without conditioning the offer on the Rights being redeemed or a substantial number of Rights being acquired, and under certain circumstances the Rights beneficially owned by such a person or group may become void. The Rights should not interfere with any merger or other business combination approved by the Board of Directors because the Board of Directors may, at its option, at any time prior to the time that any Person becomes an Acquiring Person, redeem all (but not less than all) of the then outstanding Rights at the Redemption Price.
     A copy of the Rights Agreement has been filed with the Securities and Exchange Commission as an Exhibit to this 8-K. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement.
     UNDER CERTAIN CIRCUMSTANCES, AS SET FORTH IN THE RIGHTS AGREEMENT, RIGHTS OWNED BY OR TRANSFERRED TO ANY PERSON WHO IS OR BECOMES AN ACQUIRING PERSON (AS DEFINED IN THE RIGHTS AGREEMENT) AND CERTAIN TRANSFEREES THEREOF WILL BECOME NULL AND VOID AND WILL NO LONGER BE TRANSFERABLE.
Item 3.03. Material Modifications to Rights of Securities Holders.
     See the description set forth under “Item 1.01. Entry into a Material Definitive Agreement.”

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit
Number	Description

4.1	Rights Agreement, dated as of June 18, 2008, between SPSS Inc., Computershare Trust Company, N.A., as Rights Agent and Computershare Investor Services, L.L.C., as Transfer Agent

99.1	Press Release relating to the adoption of a shareholder rights plan

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPSS INC.
By:	/s/ Raymond H. Panza
Raymond H. Panza
Executive Vice President, Corporate Operations, Chief Financial Officer and Secretary

DATE: June 18, 2008

EXHIBIT INDEX

Exhibit
Number	Description

4.1	Rights Agreement, dated as of June 18, 2008, between SPSS Inc., Computershare Trust Company, N.A., as Rights Agent and Computershare Investor Services, L.L.C., as Transfer Agent

99.1	Press Release relating to the adoption of a shareholder rights plan